UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 17, 2007

Huntington Bancshares Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-2525	31-0724920
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41 South High Street, Columbus, Ohio		43287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-480-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Huntington Bancshares Incorporated ("Huntington’) entered into an Executive Agreement with Marty E. Adams, President and Chief Operating Officer, effective as of July 17, 2007. The Executive Agreement was entered into pursuant to Mr. Adams’ Employment Agreement with Huntington dated December 20, 2006 and effective July 1, 2007. Huntington’s Executive Agreements provide certain protections for executive officers and thus encourage their continued employment in the event of any actual or threatened change in control of Huntington. The protections include lump-sum severance payments and other benefits all as further described in the Executive Agreements. A copy of the form of Executive Agreement entered into with Mr. Adams is attached hereto as Exhibit 99.1 and incorporated herein by reference. Huntington and Mr. Adams also entered into an amendment ("Amendment") to Mr. Adams’ Employment Agreement as of July 17, 2007. The Amendment provides that in the event Mr. Adams retires after January 1, 2010 in accordance with the applicable provisions of Huntington’s retirement plans and such retirement is with the express written consent of the Board of Directors, his benefits would be determined assuming his employment and his age were increased by forty-two (42) months. Mr. Adams must have remained continuously employed under the Employment Agreement and succeeded to the position of Chief Executive Officer on or before December 31, 2009. A copy of the Amendment is attached hereto as Exhibit 99.2 and incorporated herein by reference.

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Exhibits

99.1 Form of Executive Agreement for Marty E. Adams (incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K dated November 21, 2005).

99.2 Employment Agreement Amendment No. 1 between Huntington Bancshares Incorporated and Marty E. Adams, effective July 17, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntington Bancshares Incorporated

July 23, 2007	By:	Richard A. Cheap

Name: Richard A. Cheap
Title: Secretary

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Exhibit Index

Exhibit No.	Description

99.2	Employment Agreement Amendment No. 1 between Huntington Bancshares Incorporated and Marty E. Adams, effective July 17, 2007.